UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20539

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported):  October 11, 2004

Nature Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-7475

41-0831186

(Commission File Number)

(IRS Employer Identification No.)

213 NW 4th Street

Brainerd, Minnesota 56401

(Address of Principal Executive Offices and Zip Code)

(218) 825-0733

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 11, 2004, the registrant appointed Robin K. Sheeley as President – Photo Control Division, replacing John R. Helmen.  Mr. Helmen will continue to serve as the registrant’s Executive Vice President – Photo Control Division.

Mr. Sheeley joined the registrant on January 5, 2004, as Managing Director of its Vaddio division, in connection with the registrant’s purchase from Vaddio LLC, a Minnesota limited liability company, of the Vaddio video conferencing and presentation business line.  From January 2003 until he joined the registrant, Mr. Sheeley served as Chief Executive Officer of Vaddio LLC.  From August 1999 through May 2002, Mr. Sheeley served as Chief Technology Officer of the VideoLabs division of E.mergent, Inc., a publicly-held, Minnesota-based manufacturer of electronic products used in the audio visual and video conferencing industries.  Prior to August 1999, Mr. Sheeley owned and operated Acoustic Communication Systems, Inc. a privately-held, Minnesota-based manufacturer of electronic products used in the audio visual and video conferencing industries.

In connection with the registrant’s acquisition of the assets comprising the Vaddio business line, Vaddio LLC received $450,000 in cash and 25,000 shares of the registrant’s common stock.  In addition, the registrant assumed $70,000 of liabilities of Vaddio LLC.  Mr. Sheeley was the sole member of Vaddio LLC.

Mr. Sheeley entered into an employment agreement with the registrant as part of the Vaddio asset purchase.  The agreement, which expires on December 31, 2006, provides for an annual base salary of $91,500.  (Mr. Sheeley’s annual salary was increased to $120,000 on October 11, 2004.)  Mr. Sheeley is entitled to bonus payments under his employment agreement, equal to 3.4% of annual sales of Vaddio products (net of allowances for returns and billing errors) in excess of $1.2 Million, $1.6 Million and $2.0 Million in 2004, 2005 and 2006, respectively.  If the registrant terminates Mr. Sheeley without cause prior to December 31, 2006, or if Mr. Sheeley terminates his employment prior to December 31, 2006 under certain conditions (including a sale of all or substantially all of the assets comprising the Vaddio division or the discontinuation of the Vaddio division), then Mr. Sheeley will be entitled to: (a) a lump sum payment equal to the lesser of (i) the base salary payable under the agreement through December 31, 2006 or (ii) six months of base salary payable under the agreement and (b) the bonus payments, to the extent not paid at the time of the termination of his employment.  Mr. Sheeley has agreed, during his employment and for a period of three years thereafter, not to compete with the registrant in any business that the registrant is conducting on the date of termination, nor will he solicit employees, customers and suppliers of the registrant or accept employment or provide services to the registrant’s customers during this three-year time period.

The registrant granted Mr. Sheeley an option to purchase up to 8,334 shares of its common stock at an exercise price of $4.72 per share concurrently with the commencement of his employment on January 5, 2004.

Information set forth above concerning the registrant’s common stock reflects the 1-for-2 reverse stock split effected August 31, 2004.

Item 9.01  Financial Statements and Exhibits.

(a)

N/A.

(b)

N/A.

(c)

Exhibits.

10.1

Employment Agreement by and between Photo Control Corporation (n/k/a Nature Vision, Inc.) and Robin K. Sheeley, dated January 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.

Date:  October 12, 2004

/s/ Jeffrey P. Zernov

Jeffrey P. Zernov

President and

Chief Executive Officer